UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5th Floor CKK Commercial Centre 289 Hennessy Rd, Wanchai, Hong Kong

 (Address of Principal Executive Offices) (Zip Code)

 852 2251 1695

Registrant’s telephone number, including area code

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:     Entry into a Material Definitive Agreement

Effective As of February 6, 2015, Yinfu Gold Corporation (the “Company” or “Yinfu”) has finalized a Sale and Purchase Agreement (the Agreement”) to acquire 100% of the shares and assets of Eternal Fairy International Ltd., (EFI), a British Virgin Island corporation Pursuant to the Agreement, Yinfu Gold has agreed to issue 1,200,000,000 (1.2 billion) restricted common shares of the Corporation to the owners of EFI in payment of US$600 million reflecting the value of the assets of EFI.

EFI owns Dongguan YouDai Financial Information Services Co., Ltd. (www.youdai365.com), an internet financial services company incorporated in the People’s Republic of China, which is operates an online peer-to-peer lending platform together with multiple finance services including financing counseling, corporate investment counseling, loans application counseling, industrial investment, equity investment and assets management.

Closing will take place in two stages as follows:

The consummation of the transfer by EFI to Yinfu, and the acquisition by Yinfu of EFI and its assets by the issuance of 1.2 billion new Common Shares shall occur on February 15, 2015 (the “Closing Date”). Immediately at the Closing Date, YINFU shall deliver, or cause to be delivered, to EFI, a board resolution confirming the issuance of 1.2 billion Common Shares. Yinfu shall also deliver to EFI, share certificate(s) representing the 1.2 billion shares issued in the name or names designated by EFI. The share certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

On or before February 30, 2015, EFI shall deliver to Yinfu, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of EFI and its assets specifically detailing the assets and an asset valuation by an independent appraiser.

Both Parties agree that all shares issued, pursuant to the terms and conditions of the agreement, shall be held in escrow and shall be deemed to be in the full control of the issuing party until the Closing is completed.

Item 9.01:     Financial Statements and Exhibits

10.32. Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of Eternal Fairy International Ltd. Dated February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2015

YINFU GOLD CORPORATION

/s/ Liu Jun
Liu Jun
President, Secretary, Director.